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                                                                   EXHIBIT 10.15

                               C & C VISION, INC.

                                LICENSE AGREEMENT

      This License Agreement (the "Agreement"), effective as of October 12, 1998 (the "Effective Date"), is entered into by and between C & C Vision, Inc., a Delaware corporation having an address at 27112 Hidden Trail Road, Laguna Hills, CA 92653 ("Licensee"), and Medevec Supplies Limited, an Irish corporation ("Licensor"). All references to Licensee shall include its Affiliates.

                                    RECITALS

      A. Licensor holds certain rights to the Patent Rights and Know-How (as such terms are defined below), and Licensee wishes to acquire exclusive rights to the Patent Rights and Know-How as set forth herein; and

      B. Licensor is willing to grant such rights to Licensee on the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the promises and the mutual covenants hereinafter recited, the parties agree as follows:

ARTICLE 1 -- DEFINITIONS

      In this Agreement, the following terms shall have the meaning set forth in this Article.

      1.1 "Affiliate" means any corporation or other entity which is directly or indirectly controlling, controlled by or under the common control with a party hereto; provided, however, that Licensor shall not be considered an Affiliate of Licensee for the purposes of this Agreement. For the purpose of this Agreement, "control" shall mean the direct or indirect ownership of at least fifty percent (50%) of the outstanding shares or other voting rights of the subject entity to elect directors, or if not meeting the preceding, any entity owned or controlled by or owning or controlling the maximum control or ownership right permitted in the country where such entity exists.

      1.2 "Confidential Information" shall mean (i) any proprietary or confidential information or material in tangible form disclosed hereunder that is marked as "Confidential" at the time it is delivered to the receiving party, or (ii) proprietary or confidential information disclosed orally hereunder which is identified as confidential or proprietary when disclosed and such disclosure of confidential information is confirmed in writing within thirty (30) days by the disclosing party.

      1.3 "Field" means all uses.

      1.4 "Know-How" means unpatented and/or unpatentable technical information, including ideas, concepts, inventions, discoveries, data, designs, formulas, specifications, procedures for experiments and tests and other protocols, and results of experimentation and testing, licensed by

Licensor during the term of the Agreement which are necessary for the practice of the Patent Rights and which Licensor has the right to sublicense. Know-How shall not include the Patent Rights. All Know-How shall be Confidential Information of Licensor.

      1.5 "Licensed Product" will mean any product within the scope of a Valid Claim or produced using any method within the scope of a Valid Claim, or which incorporates or is made using any Know-How.

      1.6 "Licensed Technology" means the Patent Rights and Know-How.

      1.7 "Net Sales" shall mean revenues derived from sales of Licensed Products on an accrual basis, in accordance with U.S. generally accepted accounting principles, as follows: the invoice price of Licensed Products sold by Licensee to third parties, less, to the extent included in such invoice price the total of: (1) ordinary and customary trade discounts actually allowed; (2) credits, rebates and allowances for returns (including, but not limited to, wholesaler and retailer returns); (3) freight, postage, insurance and duties paid for and separately identified on the invoice or other documentation maintained in the ordinary course of business, and (4) excise taxes, other consumption taxes, customs duties and compulsory payments to governmental authorities actually paid and separately identified on the invoice or other documentation maintained in the ordinary course of business. Net Sales shall also include the fair market value of all other consideration received by Licensee in respect of sales of Licensed Products, whether such consideration is in cash, payment in kind, exchange or another form.

      1.8 "Patent Rights" shall mean the patent applications and patents listed on Exhibit A hereto and, and all divisions, continuations, continuations-in-part, and substitutions thereof; and all U.S. patents issuing on any of the preceding applications, including extensions, reissues, and re-examinations. Patents rights shall not include the patent application identified as "The apparatus and method for corneal keratotomy, docket number 5764" and any resulting patents.

      1.9 "Territory" means the United States.

      1.10 "Valid Claim" means an issued claim of any unexpired patent or a claim of any pending patent application within the Patent Rights which has not been held unenforceable, unpatentable or invalid by a decision of a court or governmental body of competent jurisdiction, in a ruling that is unappealable or unappealed within the time allowed for appeal which has not been rendered unenforceable through disclaimer or otherwise, and which has not been lost through an interference proceeding. Notwithstanding the foregoing, a claim of a pending patent application shall cease to be a Valid Claim if no patent has issued on such claim on or prior to the fourth anniversary of the date of filing of the corresponding parent patent application, provided that such claim shall once again become a Valid Claim on the issue date of a patent that subsequently issues and covers such claim.

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ARTICLE 2 -- LICENSE

      Subject to the terms and conditions of this Agreement, Licensor hereby grants Licensee an exclusive, irrevocable, transferable, royalty-bearing license under the Licensed Technology, with the right to grant and authorize sublicenses; to make, have made, import, have imported, use, offer for sale, sell and otherwise distribute and exploit Licensed Products in the Territory.

ARTICLE 3 -- CONSIDERATION

      3.1 Royalties. Licensee shall pay to Licensor a royalty of five percent (5%) on Net Sales of Licensed Products which are within the scope of a Valid Claim of an issued patent within the Patent Rights.

      3.2 Research Development. No royalties shall be due on Licensed Products distributed for use in research and/or development, in clinical trials or as promotional samples.

      3.3 Royalty Offset. In the event that Licensee enters into a license agreement with any third party with respect to intellectual property rights which are necessary or useful for Licensee's practice of the Patent Rights or the manufacture, use, import and/or sale of any Licensed Product, Licensee may offset any payments made in accordance with such license agreements against any amounts owed Licensors pursuant to Article 3 herein, up to a maximum of fifty percent (50%) of the amounts due under Article 3.

      3.4 One Royalty. No more than one royalty payment shall be due with respect to a sale of a particular Licensed Product. No multiple royalties shall be payable because any Licensed Product, or its manufacture, sale or use is covered by more than one Valid Claim.

      3.5 Royalty Term. Royalties due under this Article 3 shall accrue and be payable on a country-by-country and Licensed Product-by-Licensed Product basis commencing on the third anniversary of the date of this Agreement and terminating on the expiration of the last-to-expire issued Valid Claim covering such Licensed Product in such country, or if no such patent has issued in a country, until there are no remaining pending Valid Claims covering such Licensed Product in such country.

      3.6 Sublicense Payments.

            (a) In addition to the royalties subject to Section 3.2 above, Licensee shall pay to Licensor a royalty of five percent (5%) on Net Sales pursuant to any sublicense granted by Licensee of Licensed Products which are within the scope of a Valid Claim of an issued patent within the Patent Rights.

            (b) Notwithstanding the foregoing, the Company shall have no obligation to pay to Licensor a royalty pursuant to Section 3.6(a) herein on an aggregate of up to $40 million in Net Sales attributable to the VS2 intraocular lens and insertion devices or the manufacturing process of

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VS2 intraocular lenses provided that such Net Sales are not attributable in whole or in part to accommodating lens technology related to either the VS2 intraocular lens and insertion devices or the manufacturing process of the VS2 intraocular lens.

ARTICLE 4 -- PAYMENTS; REPORTS AND RECORDS

      4.1 Calculation of Royalties. Royalties shall be payable in U.S. currency within sixty (60) days after the end of each calendar quarter for the term of this Agreement, beginning with the calendar quarter in which the first commercial sale of a Licensed Product occurs. Each payment shall be accompanied by a statement showing Net Sales for each country in the Territory and calculation of the Royalties due. All such statements shall be deemed to be Confidential Information of Licensee. There shall be deducted from all such payments taxes required to be withheld by any governmental authority and Licensee shall provide copies of receipts for such taxes to Licensor along with each royalty payment. Any necessary conversion of currency into United States dollars shall be at the applicable rate of exchange of Citibank, N.A., in New York, New York, on the last day of the calendar quarter in which such transaction occurred. Payments which are delayed beyond the sixty (60) days after the end of the quarter in which they become due shall bear interest at a rate equal to the prime rate as reported by Chase Manhattan Bank, New York, calculated on the number of days such payment is delinquent. If at any time legal restrictions prevent the prompt remittance of any Royalties owed on Net Sales in any jurisdiction, Licensee may notify Licensor and make such payments by depositing the amount thereof in local currency in a bank account or other depository in such country in the name of Licensor, and Licensee shall have no further obligations under this Agreement with respect thereto.

      4.2 Records. Licensee shall keep, and shall cause its Affiliates and Sublicensees of either, to keep full and accurate books and records in sufficient detail so that sums due Licensor hereunder can be properly calculated. Such books and records shall be maintained for at least three (3) years after the Royalty reporting period(s) to which they relate. During the term hereof and for three (3) calendar years thereafter, Licensee shall permit, and shall cause its Affiliates to permit, and use reasonable efforts to have its Sublicensees permit certified independent accountants designated by Licensor, to whom Licensee has no reasonable objection, to examine its books and records solely for the purpose of verifying the accuracy of the written statements submitted by Licensee and sums paid or payable. Licensor may conduct such examination no more than once in any calendar year and conduct no more than one audit of any period. After completion of any such examination, Licensor shall promptly notify Licensee in writing of any proposed modification to Licensee's statement of sums due and payable. If Licensee accepts such modification, or if the parties agree on other modifications, one party shall promptly pay or credit the other in accordance with such resolution. Such examination shall be made at the expense of Licensor, except that if such examination discloses a discrepancy of fifteen percent (15%) or more in the amount of Royalties and other payments due Licensor, then Licensee shall reimburse Licensor for the cost of such examination.

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ARTICLE 5 -- CONFIDENTIALITY

      5.1 Confidential Information. Except as expressly provided herein, the parties agree that, for the term of this Agreement and for ten (10) years thereafter, the receiving party shall keep completely confidential and shall not publish or otherwise disclose and shall not use for any purpose except for the purposes contemplated by this Agreement any Confidential Information furnished to it by the disclosing party hereto, except that to the extent that it can be established by the receiving party by written proof that such Confidential
Information:

            (i) was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure;

            (ii) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

            (iii) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Agreement; or

            (iv) was subsequently lawfully disclosed to the receiving party by a person other than a party hereto.

      5.2 Permitted Use and Disclosures. Each party hereto may use or disclose information disclosed to it by the other party to the extent such use or disclosure is reasonably necessary in complying with applicable law or governmental regulations, conducting clinical trials, or exercising its rights hereunder to develop or commercialize Licensed Products, provided that if a party is required to make any such disclosure of another party's confidential information, other than pursuant to a confidentiality agreement, it will give reasonable advance notice to the latter party of such disclosure and will use its best efforts to secure confidential treatment of such information prior to its disclosure (whether through protective orders or otherwise).

      5.3 Publications. Licensee shall provide to Licensor copies of any proposed publication or abstract relating to the Licensed Technology prior to submission of such documents. Licensor shall have fifteen (15) days after receipt of such proposed publications to review them. After such review, Licensee will delay the submission of such documents for up to sixty (60) days to allow for the filing of patent applications.

      5.4 Confidential Terms. Except as expressly provided herein, each party agrees not to disclose any terms of this Agreement to any third party without the consent of the other party; provided, disclosures may be made as required by securities or other applicable laws, or to actual or prospective corporate partners, or to a party's accountants, attorneys and other professional advisors.

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ARTICLE 6 -- REPRESENTATIONS AND WARRANTIES

      6.1 Licensor. Licensor represents and warrants that: (i) it is the sole and exclusive licensee of all right, title and interest in the Licensed Technology; (ii) it has the right to grant the rights and licenses granted herein; (iii) it has not previously granted any right, license or interest in and to the Licensed Technology inconsistent with the license granted to Licensee herein; and (iv) as of the Effective Date, there are no threatened or pending actions, suits, investigations, claims or proceedings in any way relating to the Licensed Technology.

      6.2 Licensee. Licensee represents and warrants that: (i) it is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware; and (ii) the execution, delivery and performance of this Agreement have been duly authorized by the Licensee.

ARTICLE 7 -- INDEMNIFICATION

      Licensee agrees to indemnify, defend and hold Licensor and its directors, officers, employees and agents harmless from and against any and all liabilities, claims, demands, expenses (including, without limitation, attorneys and professional fees and other costs of litigation), losses or causes of action (each, a "Liability") arising out of or relating in any way to (i) the possession, manufacture, use, sale or other disposition of Licensed Products, whether based on breach of warranty, negligence, product liability or otherwise,
(ii) the exercise of any right granted to Licensee pursuant to this Agreement, or (iii) any breach of this Agreement by Licensee, except to the extent, in each case, that such Liability is caused by the negligence or willful misconduct by Licensor as determined by a court of competent jurisdiction.

ARTICLE 8 -- TERM AND TERMINATION

      8.1 Term. The term of this Agreement will commence on the Effective Date of this Agreement and remain in full force and effect until the expiration of the last patent within the Patent Rights, unless earlier terminated earlier in accordance with this Article 8.

      8.2 Termination Upon Mutual Consent. This Agreement may be terminated at any time upon the written consent of both parties hereto.

      8.3 Effect of Termination.

            (a) Accrued Rights and Obligations. Termination of this Agreement for any reason shall not release any party hereto from any liability which, at the time of such termination, has already accrued to the other party or which is attributable to a period prior to such termination nor preclude either party from pursuing any rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement. It is understood and agreed that monetary damages may not be a sufficient remedy for any breach of this Agreement and that the non-breaching

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party may be entitled to injunctive relief as a remedy for any such breach. Such remedy shall not be deemed to be the exclusive remedy for any such breach of this Agreement, but shall be in addition to all other remedies available at law or in equity.

            (b) Return of Confidential Information. Upon any termination of this Agreement, Licensee and Licensor shall promptly return to the other party all Confidential Information, including without limitation, any Know-How received from the other party (except Licensor may retain copies of any reports or records subject to Article 4).

            (c) Stock on Hand. In the event this Agreement is terminated for any reason, Licensee shall have the right to sell or otherwise dispose of the stock of any Licensed Product then on hand until six (6) months after such termination, subject to Articles 3 and 4 and the other applicable terms of this Agreement.

            (d) Licenses. All licenses granted hereunder shall terminate upon the termination of this Agreement.

      8.4 Survival. Sections 9.4 and 9.5, and Articles 4, 6, 7, 8 and 10 of this Agreement shall survive the expiration or termination of this Agreement for any reason.

ARTICLE 9 -- PROSECUTION AND ENFORCEMENT

      9.1 Licensee's Responsibilities. Licensee shall have the sole right to control the preparation, filing, prosecution and maintenance of the Patent Rights, and any interference or opposition proceeding relating thereto, using patent counsel of its choice.

      9.2 Licensor's Responsibilities. Licensor agree to cooperate and agree to cause its Affiliates to cooperate with Licensee in the preparation, filing, prosecution and maintenance of the Licensed Patents by disclosing such information as may be necessary for the same and by promptly executing such documents as Licensee may reasonably request in connection therewith. Licensor and its Affiliates shall bear their own costs in connection with their cooperation with Licensee under this Paragraph.

      9.3 Reimbursement of Patent Expenses. During the term of the Agreement, Licensee shall be responsible for reasonable expenses incurred with respect to the Patent Rights in connection with the activities set forth in Section 9.1 above. Licensee may credit such amounts against royalties due Licensor pursuant to Article 3.

      9.4 Enforcement. If either party hereto becomes aware that any Patent Rights are being or have been infringed by any third party, such party shall promptly notify the other party hereto in writing describing the facts relating thereto in reasonable detail. Licensee shall have the initial right, but not the obligation, to institute, prosecute and control any action, suit or proceeding (an "Action") with respect to such infringement, including any declaratory judgment action, at Licensor's expense, using counsel of its choice. Any amounts recovered from third parties in any such Action shall be used first to reimburse Licensor and Licensee for their costs and expenses associated with such Action (including attorneys' and expert fees) and any remainder treated as Net Sales of Licensed Products pursuant to
Section 3.4, such that Licensor shall receive five percent (5%) of such remainder. In the event Licensee fails to initiate or defend any Action involving the Patent Rights within one (1) year of receiving notice of any commercially significant infringement, Licensor shall have the right, but not the obligation, to initiate and control such an Action, and Licensee shall cooperate reasonably with Licensor, at Licensor's request, in connection with any such Action. Any amounts recovered in such Action shall be used first to reimburse Licensee and Licensor for the expenses incurred in connection with such Action, and any remainder shared by the parties, with Licensor receiving seventy-five percent (75%) thereof, and Licensee receiving twenty-five percent (25%) thereof.

      9.5 Infringement Claims. If the practice by Licensee of the license granted herein results in any allegation or claim of infringement of an intellectual property right of a third party against Licensee, Licensee shall have the exclusive right to defend any such claim, suit or proceeding, at Licensor's expense, by counsel of its own choice and shall have the sole right and authority to settle any such suit; provided, however, Licensor shall cooperate with Licensee, at Licensee's reasonable request, in connection with the defense of such claim. Licensee shall be entitled to offset any costs and expenses (including attorneys' and professional fees) incurred in connection with any such proceeding against any amounts it would otherwise owe Licensor under Article 3.

ARTICLE 10 -- MISCELLANEOUS PROVISIONS

      10.1 Governing Law; Venue. This Agreement and any dispute, including without limitation any arbitration, arising from the performance or breach hereof shall be governed by and construed and enforced in accordance with the laws of the state of California, without reference to conflicts of laws principles. The exclusive venue of any dispute arising out of or in connection with the performance or breach of this Agreement shall be the California state courts or U.S. district court located in San Francisco, California, and the parties hereby consent to the personal jurisdiction of such courts.

      10.2 Assignment. Licensee may transfer or assign this Agreement or any of Licensee's rights hereunder without the written consent of Licensor. Licensor may assign this Agreement or its rights hereunder only with the written consent of Licensee. This Agreement shall be binding upon and inure to the benefit of the parties and their permitted successors and assigns.

      10.3 Waiver. No waiver of any rights, shall be effective unless consented to in writing by the party to be charged and the waiver of any breach of default shall not constitute a waiver of any other right hereunder or any subsequent breach or default.

      10.4 Severability. In the event that any provisions of this Agreement are determined to be invalid or unenforceable by a court of competent jurisdiction, the remainder of the Agreement shall remain in full force and effect without said provision.

      10.5 Notices. All notices, requests and other communications hereunder shall be in writing and shall be personally delivered or sent by telecopy or other electronic facsimile transmission or by registered or certified mail, return receipt requested, postage prepaid, in each case to the respective address specified below, or such other address as may be specified in writing to the other parties hereto:

                               LICENSEE:  Medevec Supplies Ltd.
                                          98, Lower Baggot Street
                                          Dublin 2, Ireland
                                          Attn: Allan Hollingsworth

                               LICENSOR:  C & C Vision, Inc.
                                          27112 Hidden Trail Road
                                          Laguna Hills, CA 92653
                                          Attn: J. Andy Corley


      10.6 Independent Contractors. Both parties are independent contractors under this Agreement. Nothing contained in this Agreement is intended nor is to be construed so as to constitute Licensor or Licensee as partners or joint venturers with respect to this Agreement. Neither party shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party to any other contract, agreement, or undertaking with any third party.

      10.7 Patent Marking. Licensee agrees to mark all Licensed Products sold pursuant to this Agreement in accordance with the applicable statute or regulations relating to patent marking in the country or countries of manufacture and sale thereof.

      10.8 Compliance with Laws. In exercising their rights under this license, the parties shall fully comply in all material respects with the requirements of any and all applicable laws, regulations, rules and orders of any governmental body having jurisdiction over the exercise of rights under this Agreement.

      10.9 Use of Name. Neither party shall use the name or trademarks of the other party without the prior written consent of such other party.

      10.10 Entire Agreement; Amendment. This Agreement constitutes the entire and exclusive Agreement between the parties with respect to the subject matter hereof and supersedes and cancels all previous discussions, agreements, commitments and writings in respect thereof. No amendment or addition to this Agreement shall be effective unless reduced to writing and executed by the authorized representatives of the parties.

      IN WITNESS WHEREOF, Licensor and Licensee have executed this Agreement by duly authorized officers.

C & C VISION, INC.                          MEDEVEC SUPPLIES LIMITED

By:          /s/ J. Andy Corley             By:           /s/ Paul John Devo
             --------------------------                   ----------------------

Print Name:  J. Andy Corley                 Print Name:   Paul John Devo

Title:       President                      Title:        Director

Exhibit A: Patent Rights (1.9)

C & C VISION, INC.
LICENSE AGREEMENT

                                    EXHIBIT A

                                  PATENT RIGHTS

C & C VISION, INC.
LICENSE AGREEMENT

                                C & C VISION, INC.

                      FIRST AMENDMENT TO LICENSE AGREEMENT

     This First Amendment to License Agreement (the "Amendment"),effectiv as of May 31, 2000 (the "Effective Date"), is entered into by and between C & C Vision Inc., a Delaware corporation having an address at 6 Journey, Suite 270, Aliso Viejo, California 92656 ("Licensee"), and Medevec Supplies Limited, an Irish corporation ("Licensor"). All references to Licensee shall include its Affiliates.

                                    RECITALS

     A. Licensor and Licensee have entered into a License Agreement date as of October 12, 1998 (the "License Agreement").

     B. Licensor and Licensee desire to amend License Agreement solely to the extent set forth herein.

     NOW, THEREFORE, in consideration of the promises and the mutual covenants hereinafter recited, the parties agree as follows:

     1. Amendment License Agreement. Licensee and Licensor hereby acknowledge and agree that the License Agreement shall be amended as follows:

          a. Section 1.4 of the License Agreement shall be restated in its entirety to read as follows (with the changes indicated in bold):

               1.4 "Know-How" means unpatented and/or unpatentable technical information, including ideas, concepts, inventions, discoveries, data, designs, formulas, specifications, procedures for experiments and tests and other protocols, and results of experimentation and testing, licensed by Licensor during the term of the Agreement which are necessary or USEFUL for the practice, FILING, PREPARATION, REGISTRATION, PRESENTATION AND MAINTENANCE of the Patent Rights and which Licensor has the right to sublicense. Know-How shall not include the Patent Rights. All Know-How shall be Confidential Information of Licensor.

          b. Section 1.7 of the License Agreement shall be restated in its entirety to read as follows (with the changes indicated in bold):

               1.7 "Net Sales" shall mean THE GROSS AMOUNTS RECEIVED BY LICENSEE from sales of Licensed Products, in accordance with U.S. generally accepted accounting principles, as follows: the invoice price of Licensed Products sold by

           Licensee to third parties, less, to the extent included in such invoice price the total of: (1) ordinary and customary trade, QUANTITY OR CASH discounts actually allowed; (2) credits, UNCOLLECTIBLE AMOUNTS, rebates and allowances for returns (including, but not limited to, wholesaler and retailer returns); (3) freight, postage, insurance and duties paid for and separately identified on the invoice or other documentation maintained in the ordinary course of business, and (4) excise taxes, other consumption taxes, customs duties and compulsory payments to governmental authorities actually paid and separately identified on the invoice or other documentation maintained in the ordinary course of business. Net Sales shall also include the fair market value of all other consideration received by Licensee in respect of sales of Licensed Products, whether such consideration is in cash, payment in kind, exchange or another form.

          c. Section 1.10 of the License Agreement shall be restated in its entirety to read as follows (with the changes indicated in bold):

               1.10 "Valid Claim" means an issued claim of any unexpired patent or a claim of any pending OR FUTURE patent application within the Patent Rights which has not been held unenforceable, unpatentable or invalid by a decision of a court or governmental body of competent jurisdiction, in a ruling that is unappealable or unappealed within the time allowed for appeal which has not been rendered unenforceable through disclaimer or otherwise, and which has not been lost through an interference proceeding. Notwithstanding the foregoing, a claim of a pending or FUTURE patent application shall cease to be a Valid Claim if no patent has issued on such claim on or prior to the fourth anniversary of the date of filing of the corresponding parent patent application, provided that such claim shall once again become a Valid Claim on the issue date of a patent that subsequently issues and covers such claim.

          d. Section 3.4 of the License Agreement shall be restated in its entirety to read as follows (with the changes indicated in bold):

               3.4 One Royalty. No more than one royalty payment shall be due with respect to a sale of a particular Licensed Product BY LICENSEE OR BY ANY SUBLICENSEE. No multiple royalties shall be payable because any Licensed Product, or its manufacture, sale or use is covered by more than one Valid Claim.

          e. Section 4.1 of the License Agreement shall be restated in its entirety to read as follows (with the changes indicated in bold):

               4.1 Calculation of Royalties. Royalties shall be payable in U.S. currency within NINETY (90) days after the end of each calendar quarter for the term of this Agreement, beginning with the calendar quarter in which the first commercial sale of a Licensed Product occurs. Each payment shall be accompanied by a statement showing Net Sales for each country in the Territory and calculation of the Royalties due. All such statements shall be deemed to be Confidential Information of Licensee. There shall be deducted from all such payments taxes required to be withheld by any governmental authority and Licensee shall provide copies of receipts for such taxes to Licensor along with each royalty payment. Any necessary conversion of currency into United States dollars shall be at the applicable rate of exchange of Citibank, N.A., in New York, New York, on the last day of the calendar quarter in which such transaction occurred. Payments which are delayed beyond the NINETY
          (90) days after the end of the quarter in which they become due shall bear interest at a rate equal to the prime rate as reported by Chase Manhattan Bank, New York, calculated on the number of days such payment is delinquent. If at any time legal restrictions prevent the prompt remittance of any Royalties owed on Net Sales in any jurisdiction, Licensee may notify Licensor and make such payments by depositing the amount thereof in local currency in a bank account or other depository in such country in the name of Licensor, and Licensee shall have no further obligations under this Agreement with respect thereto.

          f. Article 5 (Confidentiality) of the License Agreement shall be deleted in its entirety and shall be replaced with the words "Intentionally Omitted."

          g. Section 8.1 of the License Agreement shall be restated in its entirety to read as follows (with the changes indicated in bold):

               8.1 Term. The term of this Agreement will commence on the Effective Date of this Agreement and remain in full force and effect until the expiration of the last patent within the Patent Rights, unless earlier terminated earlier in accordance with this Article 8. AFTER TERMINATION BECAUSE OF EXPIRATION OF THE LAST PATENT WITHIN THE PATENT RIGHTS, LICENSEE MAY CONTINUE TO USE THE LICENSED TECHNOLOGY WITHOUT ANY OBLIGATION TO PAY ROYALTIES.

          h. Section 8.3(b) of the License Agreement shall be deleted in its entirety and shall be replaced with the words "Intentionally Omitted".

          i. Section 8.3(c) of the License Agreement shall be restated in its entirety to read as follows (with the changes indicated in bold):

               8 .3(c) Stock on Hand. In the event this Agreement is terminated for any reason, OTHER THAN BECAUSE OF THE EXPIRATION OF THE LAST PATENT WITHIN THE PATENT RIGHTS, Licensee shall have the right to sell or otherwise dispose of the stock of any Licensed Product then on hand until six (6) months after such termination, subject to Articles 3 and 4 and the other applicable terms of this Agreement.

          j. Section 8.3(d) of the License Agreement shall be restated in its entirety to read as follows (with the changes indicated in bold):

               8.3(d) Licenses. All licenses granted hereunder shall terminate upon the termination of this Agreement, OTHER THAN BECAUSE OF THE EXPIRATION OF THE LAST PATENT WITHIN THE PATENT RIGHTS.

          1. Exhibit A to the License Agreement shall be amended as follows:

               (i) The column labeled "J. Stuart Cumming's Patents" shall be labeled "Patents."

               (ii) The following patents shall be added under the column labeled "Patents":

               Methods of Fabricating Intraocular Lenses and Lens Molds, No. 5,837,156, issued on 11/17/98

               Intraocular Lenses with Fixated Haptics, No. 6,051,024, issued on 4/18/00.

          k. Except as expressly amended hereby, the License Agreement shall remain in full force and effect.

     2. Counterparts. This Amendment may be executed in two counterparts, each of which shall be deemed an original and which together shall constitute one instrument.

     IN WITNESS WHERE OF Licensor and Licensee have excuted this Amendment by duly authorised officers.

C & C VISION, INC.

By: /s/ J. Andy Corley
   ---------------------
Print Name: J. Andy Corley
Title: CEO

MEDEVEC SUPPLIES LIMITED

By: /s/ Jason Tarone
   ---------------------
Print Name: Jason Tarone
Title: Director

                            CONSENT TO ASSIGNMENT AND
                 SECOND AMENDMENT OF EYEONICS LICENSE AGREEMENT

This Consent to Assignment and Second Amendment of Eyeonics License Agreement (this "EYEONICS CONSENT"), effective as of Dec. 31, 2006 (the "EFFECTIVE DATE"), is made by and among C&C Vision International Limited, an Irish corporation and formerly Medevec Supplies, Ltd. ("LICENSOR"), eyeonics, inc., a Delaware corporation and formerly C & C Vision, Inc. ("LICENSEE"), James Ellwood and Julia Dorothy Kneen, Trustees of the Nice Trust (the "NICE TRUST"), and The Law Trust Trustees as Trustee of the Poskitt Discretionary Trust (the "POSKITT TRUST").

                                   BACKGROUND

WHEREAS, Licensor licensed certain patent registrations and applications (the "PATENTS") from Eppington Corporation NV, a Netherlands Antilles corporation ("NV"), Medevec Licensing BV, a Netherlands corporation pursuant to the terms of a License Agreement dated October 12, 1998, as amended pursuant to the Medevec Supplies, Ltd. First Amendment to License Agreement dated May 31, 2000 (as amended, the "C&C INTERNATIONAL LICENSE AGREEMENT"), by and among BV, NV, Assignor, and J. Stuart Cumming ("JSC");

WHEREAS, Licensor licensed the Patents for use in the United States of America to Licensee pursuant to a License Agreement dated October 12, 1998, as amended pursuant to the C & C Vision, Inc. First Amendment to License Agreement dated May 31, 2000 (as amended but excluding the Annual Amendments (as defined below), the "EYEONICS LICENSE AGREEMENT") by and between Licensor and Licensee;

WHEREAS, Licensor has entered into amendments to the Eyeonics License Agreement in each January of 1999, 2000, 2001, 2002, 2003, and 2004 whereby the definition of "Territory" was redefined to mean "worldwide" for a period of only one (1) year following execution of such amendment (such amendments, the "ANNUAL AMENDMENTS"), and, notwithstanding anything to the contrary herein, the Annual Amendments are not included in the definition of "Eyeonics License Agreement" in this Eyeonics Consent;

WHEREAS, BV and NV have assigned and transferred all of their right, title, interest, obligations and liabilities to the Patents and in and under the C&C International License Agreement to the Nice Trust pursuant to that certain Assignment and Assumption Agreement dated as of even date herewith (the "BV/NV ASSIGNMENT");

WHEREAS, Licensor consented to the BV/NV Assignment pursuant to that certain Consent to Assignment and Second Amendment of C&C International License Agreement dated as of even date herewith (the "C&C INTERNATIONAL CONSENT");

WHEREAS, pursuant to the terms of the Eyeonics License Agreement, the rights and obligations of the Licensor under the Eyeonics License Agreement may not be assigned without the written consent of the Licensee;

WHEREAS, the Licensor desires to assign all of Licensor's rights and obligations under the Eyeonics License Agreement to the Nice Trust pursuant to that certain C&C International Assignment and Assumption Agreement dated as of even date herewith (the "C&C INTERNATIONAL ASSIGNMENT") by and between Licensor and the Nice Trust, and

WHEREAS, the Nice Trust then desires to assign all of its rights and obligations under the Eyeonics License Agreement to the Poskitt Trust pursuant to that certain Nice Trust Assignment and Assumption Agreement dated as of even date herewith (the "NICE TRUST ASSIGNMENT", together with the C&C International Assignment the "US RIGHTS ASSIGNMENTS").

NOW, THEREFORE, in consideration of the covenants and promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged by all of the parties, each of the undersigned covenant and agree as follows:

1. The Nice Trust and the Poskitt Trust hereby jointly and severally represent and warrant to Licensee that:

     (a) all action on the part of each of the Nice Trust and the Poskitt Trust necessary for the authorization and consummation of the US Rights Assignments have been taken and that the US Rights Assignments will not be violation, breach or default with respect to any instrument, judgment, order, writ, decree, law, statute, rule, regulation or contract to which either of JSC, BV, NV, the Nice Trust, or the Poskitt Trust is bound; and

     (b) Licensee will, after the Effective Date, be able to exercise all rights and benefits of the Licensee enjoyed under the Eyeonics License Agreement prior to the Effective Date.

2. Licensee hereby consents to the assignment by the Licensor of all of Licensor's right, title and interest in the Eyeonics License Agreement to the Nice Trust and then to the Poskitt Trust and to the US Rights Assignments subject to the terms and conditions of this Eyeonics Consent. Upon: (i) receipt by Licensor and Licensee of a fully executed Eyeonics Consent, (ii) receipt by Licensor and Licensee of executed copies of the US Rights Assignments, and (iii) receipt by Licensor and Licensee of a fully executed C&C International Consent, Licensee shall recognize the Poskitt Trust as having all of the rights and interests in and obligations under the Eyeonics License Agreement heretofore attributed to the Licensor.

3. Each of the Nice Trust and the Poskitt Trust acknowledges that it has reviewed the Eyeonics License Agreement and fully understands the obligations set forth therein on its part to be performed thereunder.

4. The Poskitt Trust hereby agrees to be responsible for and assume all duties, liabilities and obligations of the Licensor under the Eyeonics License Agreement prior to, on, or following the date of the Assignment; provided, however that the Nice Trust and the Poskett Trust shall be jointly and severally liable for all liabilities arising on or prior to the date of the Assignment. The Poskitt Trust shall be obligated to the terms of the License Agreement and any agreement contained therein as if it were an original party thereto.

5. Notwithstanding anything to the contrary in this Eyeonics Consent or the Nice Trust Assignment, each of the Nice Trust and the Poskitt Trust hereby covenants to Licensor and Licensee that if, at any time and under any circumstances, the Poskitt Trust is unable to fulfill any of its obligations or liabilities in or under the Eyeonics License Agreement, the Nice Trust will immediately fulfill such obligations or liabilities.

6. The Nice Trust and the Poskitt Trust hereby agree to jointly and severally indemnify, defend and hold harmless Licensor and Licensee and their respective directors, officers, employees, agents, and affiliates (each an "INDEMNITEE") from and against any and all claims, liabilities, damages, losses, costs or expenses (including attorneys' and professional fees and other expenses of litigation and/or arbitration) (a "LIABILITY") resulting from any claim, suit or proceeding brought by a third party against an Indemnitee, arising out of or in connection with the Assignment and the transactions contemplated thereby and hereby or out of any breach of this Eyeonics Consent by the Nice Trust or the Poskitt Trust. In the event that any Indemnitee intends to claim indemnification under this Paragraph 5, it shall promptly notify the other party in writing of such alleged Liability. The indemnifying party shall have the right to control the defense thereof. The affected Indemnitees shall cooperate fully with the indemnifying party and its legal representatives in the investigation and conduct of any Liability covered by this Paragraph 5. The Indemnitee shall not, except at its own cost, voluntarily make any payment or incur any expense with respect to any claim, suit or Liability, or make any admission of liability or attempt to settle any claim without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld.

7. Section 10.5 of the License Agreement is hereby amended and restated in its entirety to read as follows:

     "10.5 Notices and Bank Account.

     Any notice or other document to be presented to the parties hereto, shall be served by facsimile and e-mail, which must be confirmed by registered letter sent to the address given below or to such other address as such party may have notified to the other party for the purposes hereof. Any notice sent by facsimile shall be deemed delivered on the first working day in the country of recipient following its dispatch. All payments made by Licensee shall be made to the bank account set forth below:

     For Licensor: The Poskitt Trust
                   [address]
                   Bank account details [ ]

     For Licensee: eyeonics, inc.
                   6 Journey, Suite 125
                   Aliso Vieja, CA 92656

8. This Eyeonics Consent shall be binding on the parties hereto and upon their respective successors and assigns. Licensee may transfer or assign this Eyeonics Consent or any of Licensee=s rights hereunder without the written consent of Licensors or JSC. Neither the Nice Trust nor the Poskitt Trust may assign or delegate to a successor any of its rights and obligations hereunder without the express prior written consent of Licensee.

9. All of the covenants and agreements contained herein shall be binding upon and shall inure to the benefit of the parties hereto and their respective representatives, successors and assigns.

11. This Eyeonics Consent may be executed in counterparts, all of which, when taken together, shall constitute one and the same Eyeonics Consent.

12. This Eyeonics Consent and any dispute, including without limitation any arbitration, arising from the performance or breach hereof shall be governed by and construed and enforced in accordance with the laws of the state of California, without reference to conflicts of laws principles. The exclusive venue of any dispute arising out of or in connection with the performance or breach of this Agreement shall be the California state courts or U.S. district court located in San Francisco, California, and the parties hereby consent to the personal jurisdiction of such courts.

13. If any provision of this Eyeonics Consent is held to be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that this Eyeonics Consent will otherwise remain in full force and effect and enforceable so as to give effect to the intent of the parties hereunder.

14. This Eyeonics Consent shall become effective pursuant to the terms set forth in Section 2 hereof and only if and when the US Rights Assignments are consummated, in which case this Eyeonics Consent shall become effective upon the closing date of the Nice Trust Assignment; provided, however, that if the closing of each of the US Rights Assignments has not occurred by the Effective Date, then Licensee shall not give its consent to any assignment of Licensor's rights and obligations under this Eyeonics Consent and this Eyeonics Consent shall be null and void.

                [remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have each duly executed this Consent to Assignment and Second Amendment of Eyeonics License Agreement effective as of the Effective Date. Each party warrants and represents that its respective signatories whose signatures appear below have been and are, on the date of signature, authorized to execute this Eyeonics Consent.

                                     C & C VISION INTERNATIONAL LIMITED

                                     By: /s/ Steven J. Naber
                                         --------------------------------------
                                     Name: Steven J. Naber
                                     Title: Chairman

                                     EYEONICS, INC.

                                     By: /s/ J. Andy Corley
                                         --------------------------------------
                                     Name: J. Andy Corley
                                     Title: CEO

                                     JAMES ELLWOOD AND JULIA DOROTHY KNEEN
                                     AS TRUSTEES OF THE NICE TRUST

                                     By: /s/ James Ellwood, Julia Dorothy Kneen
                                         --------------------------------------
                                     Name: James Ellwood, Julia Dorothy Kneen
                                     Title: Trustee

                                     THE LAW TRUST LIMITED
                                     AS TRUSTEE OF THE POSKITT
                                     DISCRETIONARY TRUST

                                     By: /s/ James Ellwood, Julia Dorothy Kneen
                                         --------------------------------------
                                     Name: James Ellwood, Julia Dorothy Kneen
                                     Title: Director

                THIRD AMENDMENT TO THE EYEONICS LICENSE AGREEMENT

This Third Amendment to the Eyeonics License Agreement (this "AMENDMENT #3"), effective as of January 1, 2007 (the "EFFECTIVE DATE"), is made by and between eyeonics, inc., a Delaware corporation and formerly C & C Vision, Inc. ("LICENSEE") and the Law Trust Limited as Trustee of the Poskitt Discretionary Trust (the "POSKITT TRUST"). Licensee and the Poskitt Trust may be referred to herein by name or as a "PARTY," or collectively as the "PARTIES."

                                   BACKGROUND

WHEREAS, Licensee entered into that certain license agreement with C&C Vision International Limited, an Irish corporation and formerly Medevec Supplies, Ltd ("C&C VISION INTERNATIONAL") dated October 12,1998, as amended May 31, 2000 and December 31, 2006 under which C&C Vision International granted certain rights and licenses to Licensee and both parties undertook certain obligations to each other (such license agreement, the "EYEONICS LICENSE AGREEMENT").

WHEREAS, the Poskitt Trust has been assigned all rights and obligations as "Licensor" under the Eyeonics License Agreement, and has assumed all such rights and obligations, pursuant to that certain C&C International Assignment and Assumption Agreement between C&C Vision International and James Ellwood and Julia Dorothy Kneen as Trustees of the Nice Trust dated December 31, 2006 and that certain Nice Trust Assignment and Assumption Agreement between James Ellwood and Julia Dorothy Kneen as Trustees of the Nice Trust and the Poskitt Trust dated December 31, 2006.

WHEREAS, the Poskitt Trust wishes to amend the Eyeonics License Agreement to provide for a reduction in the royalty payable by Licensee to the Poskitt Trust in order to provide for a royalty to be paid by Licensee to J. Andy Corley, currently the Chief Executive Officer of Licensee, whom the Poskitt Trust acknowledges has increased sales of Licensed Products and the growth of Licensee to the economic benefit of the Poskitt Trust.

NOW, THEREFORE, in consideration of the covenants and promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged by the Parties, each of the undersigned covenants and agrees as follows:

1. A new Section 3.7 is hereby added to the Eyeonics License Agreement, and reads as follows:

            "3.7 Notwithstanding anything to the contrary in this Agreement (including, without limitation, the terms of Sections 3.1, 3.6(a) or 9.4 hereof), after all applicable reductions and off-sets (including, without limitation, those set forth in Sections 3.3, 3.4, 3.5, 4.1, 9.3 and 9.5) have been applied against the amounts owed by Licensee to Licensor under this Agreement, the amounts owed by Licensee to Licensor hereunder (net of such reductions and off-sets) shall be reduced by a further twenty percent (20%), such that the actual amounts payable by Licensee to Licensor under this Agreement shall be eighty percent (80%) of what their value would have been calculated to be prior to reduction pursuant to this Section 3.7."

2. Notwithstanding anything to the contrary in this Amendment #3 or the Eyeonics License Agreement, no royalty shall be due to the Poskitt Trust under the Eyeonics License Agreement on the Net Sales of Licensed Products by Licensee or any of its sublicensees under either Section 3.1 or Section 3.6(a) of the Eyeonics License Agreement (i.e. the royalty rate under such sections shall be zero percent (0%)) until Licensee has paid a total royalty of four-hundred thousand dollars ($400,000) to J. Andy Corley pursuant to that certain letter agreement between Licensee and J. Andy Corley dated January 1, 2007.

3. Licensee shall be entitled to deduct and withhold from any payment made under the Eyeonics License Agreement any amounts required to be deducted and withheld under the Internal Revenue Code (including, without limitation, income and payroll taxes), or any provision of state, local or foreign tax law, with respect to the making of such payment. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of the Eyeonics License Agreement as having been paid.

4. Each Party represents and warrants that: (i) it has full power and authority to enter into and perform this Amendment #3; (ii) its entering into of this Amendment #3 will not violate any right of or breach any obligation to any third party under any agreement or arrangement between such Party and such third party; and (iii) its execution, delivery and performance of this Agreement has been duly authorized by such Party. The Poskitt Trust further represents and warrants that it is a Discretionary Trust established under the laws of the Isle of Man, and Licensee further represents and warrants that it is a corporation established under the laws of the State of Delaware, United States.

5. All of the covenants and agreements contained herein shall be binding upon and shall inure to the benefit of the Parties and their respective representatives, successors and assigns.

6. This Amendment #3 and any dispute, including without limitation any arbitration, arising from the performance or breach hereof shall be governed by and construed and enforced in accordance with the laws of the State of California, without reference to conflicts of laws principles, and the 1980 U.N. Convention on Contracts for the International Sale of Goods shall not apply to this Amendment #3, the Eyeonics License Agreement or the rights or obligations of the Parties therein. The exclusive venue of any dispute arising out of or in connection with the performance or breach of this Amendment #3 shall be the California state courts or U.S. district court located in San Francisco, California, and the Parties hereby consent to the personal jurisdiction of such courts.

7. Capitalized terms undefined herein shall have the meanings ascribed to them in the Eyeonics License Agreement.

8. This Amendment #3 may be executed in counterparts, all of which, when taken together, shall constitute one and the same Amendment #3.

               [remainder of this page intentionally left blank]

      IN WITNESS WHEREOF, the Parties hereto have each duly executed this Amendment #3 effective as of the Effective Date. Each Party warrants and represents that its respective signatories whose signatures appear below have been and are, on the date of signature, authorized to execute this Amendment #3.

                                          EYEONICS, INC.

                                          By: /s/ STEVEN J. NABER
                                              ------------------
                                          Name: STEVEN J. NABER
                                          Title: CFO

                                          THE LAW TRUST LIMITED AS
                                          TRUSTEE OF THE POSKITT
                                          DISCRETIONARY TRUST

                                          By: /s/ JAMES ELLWOOD, JULIA D. KNEEN
                                              -------------------
                                          Name: JAMES ELLWOOD, JULIA D. KNEEN
                                          Title: DIRECTOR